Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Guang Yang, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Annual Report on Form 10-K of BrightSphere Investment Group plc for the annual period ended December 31, 2018 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents in all material respects the financial condition and results of operations of BrightSphere Investment Group plc for the periods covered by the Report. The foregoing certification is being furnished to the Securities and Exchange Commission as part of the Report. A signed original of this statement has been provided to BrightSphere Investment Group plc and will be retained by BrightSphere Investment Group plc and furnished to the Securities and Exchange Commission or its staff upon request.

Date:	February 28, 2019	/s/ Guang Yang
Name: Guang Yang
Title: President, Chief Executive Officer and Executive Chairman